Exhibit 18

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 13D

(Rule 13d-101)

Information to be included in statements filed pursuant to
Rule 13d-1(a) and amendments thereto filed
pursuant to Rule 13d-2(a).
(Amendment No. 2)

Telecom Italia S.p.A.
(Name of Issuer)

Ordinary Shares, Lit. 1,000 Par Value
(Title of Class of Securities)

87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (44 171 710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

September 29, 1999
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of  Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

CUSIP No. 87927W10	Page 3 of 6 Pages
1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*	(a) (b)	[X] [ ]
3	SEC USE ONLY
4	SOURCE OF FUNDS WC, BK, OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)		[ ]
6	CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 151,217,200
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 151,217,200
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 151,217,200
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES		[ ]
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 55.0%
14	TYPE OF REPORTING PERSON HC, CO

1	NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Tecnost S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) (b)	[X] [ ]
3	SEC USE ONLY
4	SOURCE OF FUNDS WC, BK, OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)		[ ]
6	CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 151,217,200
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 151,217,200
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 151,217,200
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES		[ ]
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 55.0%
14	TYPE OF REPORTING PERSON HC, CO

This Amendment No. 2 (“Amendment No. 2”) amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy (“Olivetti”), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy (“Tecnost”), jointly filed with the U.S. Securities and Exchange Commission on May 28, 1999, as amended by Amendment No. 1 thereto filed on October 4, 1999 (together, the “Schedule 13D”), with respect to the ordinary shares of Telecom Italia S.p.A. (“Telecom Italia”) beneficially owned by them.

ITEM 3

SOURCES AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

The aggregate consideration to be paid by Tecnost for the additional ordinary shares of Telecom Italia purchased by Tecnost from July 30, 1999 through October 28, 1999 is EUR 1,349,051,785.  This amount includes EUR 1,274,790,206 for the ordinary shares purchased by Tecnost on the open market and EUR 74,261,579 which Tecnost International N.V., a wholly owned subsidiary of Tecnost (“Tecnost International”), will pay to Olivetti International S.A., a wholly owned subsidiary of Olivetti (“Olivetti International”), on November 5, 1999 for the 8,936,700 shares which were purchased on the open market by Olivetti International during this period and sold by Olivetti International to Tecnost International on October 28, 1999.  The sources of the aggregate consideration consist of:

(i)

Approximately Euro 575 million from existing financial resources;

(ii)

Approximately Euro 600 million drawn down pursuant to a Euro 1 billion Credit Agreement among Tecnost S.p.A., Olteco-Fin S.p.A. and MB Finstrutture Società di Finanziamenti Strutturati per Azioni, Banca Commerciale Italiana S.p.A., Banca di Roma S.p.A. and Banca Monte dei Paschi di Siena S.p.A., dated September 21, 1999; and

(iii)

Approximately Euro 174 million raised through the issuance by Tecnost International Finance N.V., a wholly owned subsidiary of Tecnost International (“Tecnost International Finance”), on October 28, 1999 of Yen 20 billion notes due 2029 pursuant to Tecnost International Finance’s Euro 10 billion Medium Term Note program.

ITEM 4

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

Tecnost believes that the transaction represents an enhancement of its previous investment in Telecom Italia as well as an attractive allocation of capital in pursuing its corporate objectives as described in the Schedule 13D.

Further to its corporate objectives, on October 20, 1999 Tecnost’s Board of Directors appointed Warburg Dillon Read to act as the Company’s financial advisor.  Lehman Brothers and Mediobanca continue to act as the financial advisors of Telecom Italia.

ITEM 5

INTEREST IN SECURITIES OF THE ISSUER

Item 5 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

In the period between July 30, 1999 and October 28, 1999, Tecnost bought 151,217,200 ordinary shares on the market, representing approximately 2.9% of Telecom Italia’s outstanding ordinary share capital.  The additional ordinary shares were purchased at an average price of EUR 8.9042 per share.  These additional ordinary shares consist of 142,280,500 ordinary shares which Tecnost purchased on the open market during this period, and 8,936,700 shares which Olivetti International purchased on the open market during this period and subsequently sold to Tecnost International in a separate sale on October 28, 1999 at an average price of EUR 8.3097 per share.  Tecnost International will pay Olivetti International the consideration for these ordinary shares on November 5, 1999.

For further details regarding the purchaser, date of acquisition, the aggregate number of shares purchased, the average price paid per share and the aggregate consideration paid by date, see Annex A attached hereto.

ITEM 7.

MATERIALS TO BE FILED AS EXHIBITS.

Item 7 of the Schedule 13D is hereby amended and supplemented by adding the following immediately at the end thereof:

Exhibit 6.

Credit Agreement among Tecnost S.p.A., Olteco-Fin S.p.A. and MB Finstrutture Società di Finanziamenti Strutturati per Azioni, Banca Commerciale Italiana S.p.A., Banca di Roma S.p.A. and Banca Monte dei Paschi di Siena S.p.A., dated September 21, 1999 for Euro 1 billion.*

Exhibit 7.

Issue and Paying Agency Agreement concerning up to Euro 10,000,000,000 Euro Medium Term Note Programme among Tecnost International Finance N.V. as the Issuer, Tecnost S.p.A. as the Guarantor, the Chase Manhattan Bank as the Fiscal Agent and Chase Manhattan Bank Luxembourg S.A. and the Chase Manhattan Bank as Paying Agents, dated July 27, 1999.

* In accordance with Rule 12b-21 under the U.S. Securities Exchange Act of 1934, the Registrant hereby certifies that an English translation or summary of Exhibit 6 currently does not exist and will not reasonably be available for the Registrant to file this Amendment No. 2 promptly. The Registrant, however, undertakes to file an English translation or summary thereof of Exhibit 6 as soon as reasonably practicable.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

November 3, 1999	OLIVETTI S.p.A.
	By:	/s/ Roberto Colaninno
		Name:	Roberto Colaninno
		Title:	Managing Director

TECNOST S.p.A.
	By:	/s/ Roberto Colaninno
		Name:	Roberto Colaninno
		Title:	Managing Director

Annex A

Purchaser	Date of Transaction	Number of Shares Purchased/(Sold)	Average Price Paid/ (Received) Per Share (Excluding Commission)*	Aggregate Consideration Paid/(Received) by Purchaser (including Commissions)*
Tecnost	30-Jul-99	40,800,000	10.582	433,418,124.60
Tecnost	29-Sep-99	34,416,500	8.30394	286,006,815.77
Tecnost	30-Sep-99	13,727,000	8.27529	113,680,132.96
Tecnost	30-Sep-99	93,500	8.33000	779,631.05
Tecnost	4-Oct-99	3,795,000	8.47933	32,203,193.35
Tecnost	5-Oct-99	1,631,500	8.50738	13,890,199.38
Tecnost	6-Oct-99	5,989,000	8.47577	50,799,477.07
Tecnost	7-Oct-99	1,742,500	8.48558	14,797,215.15
Tecnost	8-Oct-99	1,606,000	8.47013	13,613,237.12
Tecnost	11-Oct-99	877,000	8.45165	7,417,659.30
Tecnost	12-Oct-99	6,519,500	8.32069	54,287,420.65
Tecnost	13-Oct-99	15,371,500	8.26423	127,128,919.88
Tecnost	14-Oct-99	2,200,000	8.25846	18,182,235.70
Tecnost	15-Oct-99	4,893,500	8.05906	39,466,602.54
Tecnost	18-Oct-99	1,560,000	7.87881	12,300,168.43
Tecnost	20-Oct-99	1,022,500	7.82433	8,006,375.03
Tecnost	25-Oct-99	309,500	7.98817	2,474,194.26
Tecnost	26-Oct-99	676,000	7.97967	5,398,306.17
Tecnost	27-Oct-99	200,000	7.88855	1,578,893.38
Tecnost	28-Oct-99	4,850,000	8.10967	39,361,404.45

		142,280,500	8.9435	1,274,790,206.00

OISA**	2-Aug-99	856,200	9.009	7,725,076.06
OISA	6-Aug-99	1,200,000	8.9255	10,726,665.90
OISA	11-Aug-99	5,000,000	8.94388	44,786,479.10
OISA	12-Aug-99	2,200,000	9.075	19,985,985.00
OISA	13-Aug-99	2,539,000	9.058	23,021,663.26
OISA	16-Aug-99	900,000	8.961	8,073,354.90
OISA	17-Aug-99	140,500	8.954	1,259,318.04
OISA	19-Aug-99	275,000	9.093	2,503,050.58
OISA	20-Aug-99	1,250,000	9.035	11,305,618.75
OISA	26-Aug-99	(340,500)	9.745	(3,314,701.83)
OISA	27-Aug-99	(2,361,500)	9.752	(23,006,920.65)
OISA	30-Aug-99	(2,225,000)	9.693	(21,550,249.81)
OISA	31-Aug-99	(390,500)	9.651	(3,765,974.87)
OISA	1-Sep-99	(1,987,000)	9.736	(19,330,605.93)
OISA	3-Sep-99	(39,000)	9.65350	(376,204.13)
OISA	6-Sep-99	(60,000)	9.63660	(577,765.93)
OISA	7-Sep-99	(40,000)	9.62500	(384,711.25)
OISA	14-Sep-99	220,000	9.01498	1,984,782.50
OISA	15-Sep-99	1,761,000	8.95597	15,783,298.64
OISA	17-Sep-99	846,500	8.79749	7,452,660.00
OISA	20-Sep-99	736,500	8.99917	6,632,860.82
OISA	21-Sep-99	1,815,000	8.97543	16,302,627.22
OISA	22-Sep-99	170,000	8.90941	1,515,735.90
OISA	22-Sep-99	(2,172,000)	9.14863	(19,855,911.28)
OISA	23-Sep-99	(1,357,500)	9.31421	(12,634,552.18)
		8,936,700	8.2780	74,261,578.81

	TOTAL	151,217,200	8.9042	1,349,051,785.00

OISA sold to Tecnost International n. 8,936,700 shares at the average price of Euro 8.3097 per share on October 28, 1999

* All amounts quoted are in Euro. ** OISA = Olivetti International.